December 19, 2001





UBS Warburg LLC
677 Washington Boulevard
Stamford, Connecticut 06901


Re:      Aphton Corporation

Ladies and Gentlemen:

     We have acted as special counsel for Aphton Corporation, a Delaware corporation ("the Company"), in connection with (i) the execution and delivery of a Distribution Agreement, dated December __, 2001 (the "Distribution Agreement"), between the Company and UBS Warburg LLC (the "Agent"), providing for the purchase by or through the Agent from the Company, upon the terms and conditions set forth in the Distribution Agreement, of up to 1,500,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), and (ii) the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") of the Registration Statement on Form S-3 (File No. 333-72964). As described in the Prospectus, the Company's Annual Report on Form 10-K/A for the year ended January 31, 2001, its Quarterly Reports on Form 10-Q for the five months ended June 30, 2001 and eight months ended September 30, 2001, its Current Report on Form 8-K dated March 16, 2001 and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on January 30, 1998 (collectively, the "Incorporated Documents"), are incorporated in the Prospectus by reference.

     In so acting, we have examined such certificates of public officials, and certificates of officers of the Company, and the originals (or copies thereof certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures on, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. Also, we have relied upon such certificates of public officials, and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established. We did not participate in the preparation of the Incorporated Documents or review any of them prior to their being filed with the Commission under the


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Securities Exchange Act of 1934, as amended (the "Exchange Act"), but we did review them in connection with our participation in the preparation of the Prospectus.

     Based upon and subject to the foregoing, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, to enter into the Distribution Agreement, to issue, sell and deliver the Shares and to consummate the transactions contemplated in the Prospectus.

          2. The Common Stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

          3. The Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to the Distribution Agreement and, when issued and delivered against payment therefor as provided in the Distribution Agreement, will be duly and validly issued and fully paid and non-assessable.

          4. To our knowledge, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company taken as a whole (a "Material Adverse Effect").

          5. To our knowledge and other than as set forth in the Prospectus, there is no legal or governmental proceeding threatened in writing or pending in any state or federal court located in the County of New York or State of New York, to which the Company is a party or to which any property of the Company is subject, which could prevent consummation of the transactions contemplated by the Distribution Agreement.

          6. The Distribution Agreement has been duly authorized, executed and delivered by the Company.

          7. The execution, delivery and performance of the Distribution Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Distribution Agreement will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provisions of the charter or by-laws of the Company or, (ii) to our knowledge, under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or its property may be bound or affected and which have been filed by the Company with the Commission under the Exchange Act, and are listed in the exhibit index to the Company's most recent Annual Report on Form

                                      -2-
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     10-K/A or were subsequently filed prior to the date hereof under the
     Exchange Act, or (iii) under any decree, judgment or order known to us to be applicable to the Company or under any U.S. Federal or New York State law, regulation or rule which in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement, except in the case of clauses (ii) and (iii) for such conflicts, breaches, or defaults, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

          8. No approval, authorization, consent or order of or filing with any New York State or U.S. Federal governmental agency or body or any New York State or U.S. Federal court is required to be obtained or made by the Company for the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated by the Distribution Agreement except such as may be required by the Act and the applicable rules and regulations thereunder, the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent (as to which we express no opinion) or under the rules and regulations of the National Association of Securities Dealers, Inc. (as to which we express no opinion).

          9. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     In passing upon the form of the Registration Statement and the Prospectus, we necessarily have assumed the accuracy and completeness of the information included or incorporated by reference therein by the Company and the responsiveness to the applicable forms, rules and regulations of the Commission promulgated under the Exchange Act of the information included in the Incorporated Documents by the Company and we take no responsibility therefor. Based upon such assumptions, in our opinion the Registration Statement, as of its effective date, and the Prospectus, as of its date (except in each case for the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

     In the course of the preparation by the Company of the Registration Statement and the Prospectus (other than the Incorporated Documents), we have participated in conferences with certain officers of the Company, with representatives of the independent auditors of the Company, and with you and your counsel. Based upon such participation in the preparation of the Registration Statement and the Prospectus (other than the Incorporated Documents) and our review and discussion of the contents thereof, but without independent check or verification except as otherwise specified above, nothing has come to our attention which causes us to believe that the Registration Statement, as of its effective date, or the Prospectus, as of its date, (except in each case for the financial statements and schedules and other financial or statistical data contained or incorporated by reference therein or omitted therefrom as to which we express no belief), contained any untrue statement of a material fact or omitted therefrom to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                                      -3-
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     The opinions expressed above are limited to questions arising under the
Federal Law of the United States, the General Corporation Law of the State of Delaware and the law of the State of New York. This opinion may not be relied upon by or published or communicated to any person and may not be used for any other purpose whatsoever without prior written approval in each instance.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming Part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                     Very truly yours,

                                                     /s/ WHITE & CASE LLP

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